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                                                                   Exhibit 10.17


                             DRESSER-RAND GROUP INC.


                              ANNUAL INCENTIVE PLAN

                                    SECTION 1
                                     PURPOSE



          This Dresser-Rand Group Inc. Annual Incentive Plan is intended to permit Dresser-Rand Group Inc. (the "COMPANY") to attract, retain and motivate qualified executives and key employees through awards of annual incentive compensation.


                                    SECTION 2
                                   DEFINITIONS


         "AWARD" shall mean, for any Performance Period, the incentive opportunity granted to a Participant by the Committee for such Performance Period.


         "BOARD" shall mean the Board of Directors of the Company.


         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.


          "COMMITTEE" means the Compensation Committee of the Board, or when section 162(m) of the Code or Rule 16b promulgated under the Exchange Act would require action to be taken by a committee of "outside directors" or "Non-Employee Directors," as the case may be, the "Committee" shall, if appropriate, be deemed to refer to a subcommittee of the Compensation Committee that consists of two or more members meeting such requirements, or the full Board in the absence of such a subcommittee.


         "ELIGIBLE EMPLOYEES" shall mean, for each Performance Period, each (I) "covered employee" as defined in Section 162(m) of the Code and (II) each other executive officer or key employee of the Company or a Subsidiary whom the Committee has selected to participate in the Plan.


         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.


         "PARTICIPANT" shall mean any Eligible Employee selected to participate in the Plan.


         "PERFORMANCE PERIOD" shall mean the Company's fiscal year or any other period designated by the Committee with respect to which an Award may be granted. Performance Periods may not overlap.


         "PLAN" shall mean this Dresser-Rand Group Inc. Annual Incentive Plan, as amended from time to time.
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          "STOCK INCENTIVE PLANS" shall mean the Dresser-Rand Group Inc. 2005
Stock Incentive Plan and any future equity compensation s approved by the shareholders of the Company.


         "SUBSIDIARY" shall mean any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

                                   SECTION 3
                                 ADMINISTRATION


         The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders, Participants, and former Participants and their respective successors and assigns. The Committee may delegate its authority hereunder, PROVIDED that the Committee shall in no event delegate its authority with respect to the compensation of any Participant whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code. No member of the Committee shall be eligible to participate in the Plan.

                                   SECTION 4
                             DETERMINATION OF AWARDS

          (a) ESTABLISHMENT OF TARGET AWARD. Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code, the Committee shall establish (A) the Eligible Employees who will be Participants in the Plan, (B) each Participant's target Award for such Performance Period or the formula for determining each Participant's Award and (C) the applicable performance objective or objectives for such Performance Period.

          (b) PERFORMANCE CRITERIA. Any performance objective established pursuant to Section 4(a) will be determined by the Committee and be based upon the achievement of one or more of the following criteria (I) revenue growth,
(II) earnings before interest, taxes, depreciation and amortization, (III) earnings before interest, taxes and amortization, (IV) operating income, (V) pre- or after-tax income, (VI) cash flow, (VII) cash flow per share, (VIII) net earnings, (IX) earnings per share, (X) return on equity, (XI) return on invested capital, (XII) return on assets, (XIII) economic value added (or an equivalent metric), (XIV) share price performance, (XV) total shareholder return, (XVI) improvement in or attainment of expense levels, (XVII) improvement in or attainment of working capital

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levels, (XVIII) debt reduction, or (XIX) any other criteria the Committee in its sole discretion deems appropriate. Any of the performance objectives set forth above may measure performance (A) on a Company-wide basis or with respect to one or more business units, divisions or Subsidiaries and (B) in either absolute terms, relative to the performance of one or more similarly situated companies, relative to the performance of an index covering a peer group of companies, or relative to other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate.

          (c) EXCLUSIONS AND ADJUSTMENTS. When establishing performance objectives for a Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, but not limited to, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. During a Performance Period, the Committee may also adjust the performance objectives as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

          (d) CERTIFICATION BY COMMITTEE. Unless otherwise determined by the Committee, no payments shall be made hereunder in respect of any Performance Period unless the Committee shall certify in writing following the end of the Performance Period that the performance objectives applicable to the Performance Period have been satisfied.

          (e) PARTIAL YEAR PARTICIPATION. If an employee becomes a Participant with respect to any Performance Period after the beginning of such Performance Period, the Committee may provide at the time such person becomes a Participant that such Participant shall receive, if and when payments with respect to Awards for such Performance Period are made under Section 5 hereof, a payment equal to a pro rata portion of such Participant's Award (if any) with respect to such Performance Period. Notwithstanding the foregoing, in the case of a newly hired Participant, the Committee may provide for a guaranteed bonus, or a bonus that would exceed the bonus that would otherwise be payable in the Plan.

          (f) TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee and except as may otherwise be provided in a Participant's employment agreement with the Company or a Subsidiary, if a Participant's employment terminates for any reason prior to the date on which an Award for a Performance Period is paid hereunder, such Participant shall forfeit all rights to such Award, PROVIDED that if a Participant's employment terminates as a result of death, disability or retirement, the Committee shall give consideration at its sole discretion to the payment of a partial bonus with regard to the portion of the Performance Period worked.
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          (g) INITIAL PLAN YEAR. Any incentive opportunity awarded to Eligible
Employees for the Company's 2005 fiscal year shall be paid pursuant to and in accordance with the terms of the Plan notwithstanding the requirements of this
Section 4.

          (h) MAXIMUM AMOUNT PAYABLE. The maximum award payable hereunder for any Performance Period shall in no event exceed $3 million.

                                   SECTION 5
                                PAYMENT OF AWARDS


         As soon as practicable after the amount of each Participant's Award for a Performance Period has been determined in accordance with the terms of the Plan, the Participant shall be eligible to receive payment of the Award. The Committee shall determine whether payment of the Award will be in cash, shares, the right to receive shares, options or other similar awards, and whether any such payments will be subject to restrictions on transfer, vesting, forfeiture or deferral requirements. Equity or equity-based awards shall be granted under the terms and conditions of one or more of the Company's Stock Incentive Plans.

                                   SECTION 6
                EFFECTIVENESS OF PLAN, AMENDMENT AND TERMINATION


         The Plan shall be effective immediately prior to the consummation date of the Company's initial public offering. The Committee may amend, suspend, discontinue or terminate the Plan at any time and from time to time. No action under this section which adversely affects a Participant's rights to, or interest in, an Award granted prior to the date of such action shall be effective unless the Participant shall have agreed thereto in writing. Unless earlier terminated, the Plan shall terminate on the day immediately prior to the first meeting of the stockholders of the Company in 2009 at which directors will be elected.

                                   SECTION 7
                                OTHER PROVISIONS

          (a) NO RIGHT TO AWARDS. No Participant or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Participants under any other plan, agreement or arrangement.

          (b) NON-TRANSFERABILITY. The rights and benefits of a Participant hereunder are personal to the Participant and, except for any payments that may be made following a Participant's death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.
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          (c) NO IMPACT ON BENEFITS. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program nor shall any Award be treated as compensation for purposes of termination indemnities or other similar rights.

          (d) WITHHOLDING TAXES. The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

          (e) NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed (A) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (B) to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

          (f) GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.